UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2020

CSW INDUSTRIALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37454	47-2266942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:(214) 884-3777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSWI	Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On November 4, 2020, CSW Industrials, Inc., a Delaware corporation (the “Company”), and RectorSeal, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“RectorSeal”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with T.A. Industries, Inc. d/b/a TRUaire, a California corporation (“TRUaire”), the holders of the outstanding capital stock of TRUaire (the “Sellers”), and Yongki Yi, as Seller Representative. Pursuant to the Purchase Agreement, RectorSeal has agreed to purchase all of the issued and outstanding shares of common stock of TRUaire in exchange for consideration consisting of $284 million in cash and 849,852 shares of the Company’s common stock, $0.01 par value per share, representing aggregate consideration at signing of $360 million, based on the closing price of the Company’s common stock on November 4, 2020 (the “Transaction”). The cash consideration to be paid for TRUaire is subject to customary adjustments, including, among others, in respect of indebtedness and working capital of TRUaire. The Company is a party to the Purchase Agreement for limited purposes, including the issuance of its shares of common stock and providing a guaranty of RectorSeal’s obligations.

The Purchase Agreement contains customary representations, warranties and covenants by the parties. Under the Purchase Agreement, the Sellers have agreed to indemnify RectorSeal for losses arising out of certain tax matters, including, among others, pre-closing taxes of TRUaire. The representations and warranties set forth in the Purchase Agreement will expire upon consummation of the Transaction.

The consummation of the Transaction is subject to the satisfaction or waiver of certain closing conditions, which include, among others, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) obtaining all required consents, (iii) each party’s material compliance with its covenants, (iv) the absence of breaches of each party’s representations and warranties (subject to certain materiality exceptions) and (v) the absence of a material adverse effect on TRUaire’s business.

The Purchase Agreement contains certain termination rights for both RectorSeal and the Sellers, including if the closing of the Transaction has not occurred by December 31, 2020. The consummation of the Transaction is not subject to any financing condition.

Pursuant to the terms and subject to the conditions of the Purchase Agreement, the shares of the Company’s common stock to be issued as consideration in connection with the Transaction will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the private offering exemption provided by Section 4(a)(2) thereof. The Company and the Sellers have agreed to enter into a registration rights agreement contemporaneously with the Transaction’s closing that will obligate the Company, on the terms and subject to the conditions set forth therein, to register the shares of the Company’s common stock to be issued to the Sellers under the Securities Act.

The Company expects to fund the cash portion of the consideration for the Transaction using cash on hand and borrowings under its existing revolving credit facility.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any financial or other information about TRUaire, RectorSeal, the Company or their respective subsidiaries and affiliates. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by each party in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing certain matters as facts. The Company’s investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of TRUaire, RectorSeal, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

As described above, pursuant to the terms and subject to the conditions of the Purchase Agreement, at the Closing, the Sellers will receive shares of common stock of the Company as consideration for the Transaction. Those shares of common stock of the Company will be issued without registration under the Securities Act in reliance on the private offering exemption provided by Section 4(a)(2) thereof. In relying on the exemption from registration provided by Section 4(a)(2), the Company will rely on representations from the Sellers that they are accredited investors as defined under Regulation D promulgated by the SEC under the Securities Act and that each Seller is acquiring the securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities laws; and the securities will bear a legend restricting their further transfer or sale until they have been registered under the Securities Act or an exemption from registration thereunder is available.

The disclosure in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Press Release

On November 5, 2020, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Stock Purchase Agreement, dated November 4, 2020, by and among RectorSeal, LLC, T.A. Industries, Inc. d/b/a TRUaire, Yongki Yi as Seller Representative, the Sellers party thereto, and solely for the purposes of Sections 1.8, 6.5(d) and 13.18, CSW Industrials, Inc.*

99.1	CSWI Press Release, dated November 5, 2020.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2020

By:	/s/ Luke E. Alverson

Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary